Exhibit 99.B(j)(1)

SIDLEY AUSTIN LLP
787 SEVENTH AVENUE
NEW YORK, NY 10019
+1 212 839 5300
+1 212 839 5599 FAX

AMERICA • ASIA PACIFIC • EUROPE

VIA EDGAR

June 10, 2020

Victory Portfolios

4900 Tiedeman Road, 4th Floor

Brooklyn, OH 44144

Post-Effective Amendment No. 179 — File Nos.: 033-08982; 811-04852

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 179 to the Registration Statement on Form N-1A of Victory Portfolios (File No. 033-08982).

Very truly yours,

/s/ Sidley Austin LLP
Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.